                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Trans World Gaming Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               TRANS WORLD GAMING CORP.
                              One Penn Plaza, Suite 1503
                            New York, New York 10119-0002

                                  ------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 27, 1997

                                  ------------------

    The Annual Meeting of Shareholders of Trans World Gaming Corp., a Nevada corporation (the "Company") will be held at 2:00 p.m., local time, on Tuesday, May 27, 1997, at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, for the following purposes as described in more detail in the accompanying Proxy Statement:

1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 17, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting in person. If you are unable to do so, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy in the envelope provided. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and giving written notice to the Secretary of the Company.

                             BY ORDER OF THE BOARD OF DIRECTORS





                             Dominick J. Valenzano
                             CHIEF FINANCIAL OFFICER AND TREASURER

Dated:  April 21, 1997



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY FORM EXACTLY AS YOUR NAME(S) APPEARS ON IT AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              TRANS WORLD GAMING CORP.
                             ONE PENN PLAZA, SUITE 1503
                           NEW YORK, NEW YORK 10119-0002

                                  ------------------

                                PROXY STATEMENT FOR
                     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                    MAY 27, 1997

                                  ------------------

                                     INTRODUCTION

    The Annual Meeting of Shareholders of Trans World Gaming Corp. (the "Company") will be held at 2:00 p.m., local time, on Tuesday, May 27, 1997, at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

    Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees listed in this Proxy Statement.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

    The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to shareholders on or about April 21, 1997.

                                   VOTING OF SHARES

    Only holders of record of the Common Stock at the close of business on April 17, 1997 will be entitled to vote at the Annual Meeting. On April 1, 1997, the Company had 3,044,286 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

    The election of a nominee for director requires approval of such nominee by a plurality of the shares present and entitled to vote in person or by proxy and the approval of each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                                    PROPOSAL FOR
                               ELECTION OF DIRECTORS

NOMINATION

    The Bylaws of the Company provide that the Board of Directors of the Company (the "Board") shall consist of up to five members. The Board currently consists of four individuals. Mr. Lee Young, a former board member, resigned from such position on January 23, 1996. The Board has nominated the four individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board.

    The election of each nominee requires the affirmative vote of a plurality of the shares of the Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

    The following information has been furnished to the Company, as of March 1, 1997, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

Name                        Age        Title                      Director
----                        ---        -----                        Since
                                                                    -----

Stanley Kohlenberg           63        Chairman, Director            1994

Dominick J. Valenzano        47        Chief Financial Officer,
                                       Treasurer and Director        1994

Andrew Tottenham             39        Chief Executive Officer,
                                       President and Director        1996

Richard R. Taft              40        Director                      1996



OTHER INFORMATION ABOUT NOMINEES

    STANLEY KOHLENBERG is currently a consultant to the Company and has acted in such capacity since January 1, 1997. Mr. Kohlenberg is currently the Chairman of the Company's Board of Directors and has served in such position since March 1996. Mr. Kohlenberg was the Chief Executive Officer and President of the Company from March 6, 1996 through December 31, 1996. He has been a director of the Company since September 1994. He has been a Managing Director of Tottenham & Co., an international gaming industry consulting company, since January 1991. Mr. Kohlenberg was the acting Chief Financial Officer for the start-up and opening of the Teller House Casino in Central City, Colorado in 1991. Prior to January 1991, Mr. Kohlenberg held senior executive positions in the cosmetics industry as Chief Executive Officer of Alfin Inc. (1989-1991), President of Sanofi Beauty (1984-1989), President of CFT Marketing (1980-1984), which was acquired by Sanofi Beauty in 1984, President of Calvin Klein Cosmetics (1977-1980), and Executive Vice President of Revlon, Inc. (1974-1977). Mr. Kohlenberg is the father-in-law of Mr. Tottenham, the current Chief Executive Officer and President of the Company.

    DOMINICK J. VALENZANO has served as a consultant to the Company since May 1994 and as the Treasurer, Chief Financial Officer and a director of the Company since September 1994. From September 1992 until May 1994, Mr. Valenzano was a mortgage banking representative for Jennings Mortgage Co., a mortgage banker. From 1974 to August 1992, Mr. Valenzano was employed by Control Data Corporation, holding various positions, most recently that of Divisional Vice President of Finance.

    ANDREW TOTTENHAM has served as consultant to the Company from July 1996 through December 31, 1996, as Chief Executive Officer and President of the Company since January 1, 1997, and as a director of the Company since May 8, 1996. Mr. Tottenham has been president of Tottenham & Co., an international gaming consulting company, since 1988. Mr. Tottenham is the son-in-law of Mr. Kohlenberg, the current Chairman of the Company's board of directors.

    RICHARD R. TAFT has served as a director of the Company since July 10, 1996. Mr. Taft is currently president of DeDecon Inc., a real estate development company. Prior to his position at DeDecon, Mr. Taft was a self employed architect and real estate developer from September 1987 to October 1994.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    The business and affairs of the Company are managed by the Board, which held two meetings during the Company's fiscal year ended December 31, 1996. All of the directors of the Company attended 75% or more of the aggregate meetings of the Board during the year ended December 31, 1996. Committees established and maintained by the Board include the Audit Committee, the Executive Committee and the Compensation Committee. Each of such committees was established by the Board effective as of January 27, 1995.

    The function of the Audit Committee is to review and approve internal accounting controls, internal audit operations and activities, the Company's annual report and audited financial statements, the selection of the Company's independent auditors, the activities and recommendations of the Company's independent auditors, material changes in the Company's accounting procedures, the Company's policies regarding conflicts of interest and such other matters as may be delegated by the Board. Messrs. Andrew Tottenham and Richard Taft served as members of the Audit Committee during the Company's fiscal year ended December 31, 1996. The Audit Committee met twice during that time. Messrs. Kohlenberg and Taft have served on the Audit Committee since January 1, 1997.

    The function of the Executive Committee is to recommend a list of potential director nominees to the Board of the Company, to develop guidelines for corporate structuring and Board related issues and to act as an oversight committee. While the Executive Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. Messrs. R. Kenneth Merkey and Dominick J. Valenzano were members of the Executive Committee until Mr. Merkey resigned all positions with the Company on March 6, 1996. Through December 31, 1996, Messrs. Kohlenberg and Valenzano were the members of the Executive Committee. Mr. Tottenham replaced Mr. Kohlenberg on January 1, 1997. The Executive Committee met two times during 1996.

    The responsibilities of the Compensation Committee include setting the compensation for those officers who are also directors and other executive officers of the Company and setting the terms of and grants of awards under the Company's 1993 Incentive Stock Option Plan ("1993 Plan") and any other equity based compensation plans adopted by the Company.
Mr. Kohlenberg served as a member of the Compensation Committee until March 6, 1996, when he was elected to the position of Chairman of the Board, Chief Executive Officer and President. Mr. Lee Young also served on the Compensation Committee until January 23, 1996. Messrs. Tottenham and Taft served as members of the Compensation Committee through December 31, 1996. Messrs. Taft and Kohlenberg have served as members of the Compensation Committee since January 1, 1997.

DIRECTORS' COMPENSATION.

    The Board currently meets on a quarterly basis and at the annual meeting of the Company's shareholders. In 1996 the Board of Directors, with shareholder approval, amended the 1993 Plan to provide that each non-employee director will automatically be granted a non-statutory option to purchase 1,000 shares of Common Stock on the date following each fiscal quarter in which the director serves. Each such option will (i) have a ten year term, (ii) have an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, and (iii) become fully exercisable on the date of grant. In addition, all members of the Board are reimbursed for out of pocket expenses in connection with attending Board meetings.

                       PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                              OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 1, 1997, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director, (c) by each executive officer named in the Summary Compensation Table below, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated subject to community property laws where applicable.


                                          Number of Shares
                                          of Common Stock            Percentage
Beneficial Owner                        Beneficially Owned (1)       Ownership
----------------                        ----------------------       ----------

Value Partners, Ltd. (2)                    2,100,000(3)                40.8%

Andrew and Robin Tottenham                  810,500(4)                  24.5%

Anasazi Partners, Ltd. (2)                  700,000(3)                  18.7%

New Generation, Ltd. (2)                    350,000(3)                  10.3%

Stanley Kohlenberg                          201,000(5)                   6.3%

Dominick J. Valenzano                       120,000(6)                   3.9%

Richard R. Taft                               2,000(7)                     *

All executive officers and directors
as a group (4 persons)                   946,000(5),(6),(7),(8)         23.7%

---------------------------------
*Less than 1%.


(1) Included are shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, but such shares are treated as outstanding only when determining the amount and percent owned by such person or group. Also included are shares of Common Stock issuable upon conversion of the Company's 12% secured convertible senior bonds due June 30, 1999 (the "Senior Bonds").

(2) Value Partners, Ltd. is a Texas limited partnership, Anasazi Partners, Ltd. is a Massachusetts limited partnership and New Generation, Ltd. is a Massachusetts limited partnership (collectively, the "Bondholders"). None of the Bondholders is an executive officer or director of the Company.

(3) Assumes conversion in whole (conversion may not be in part) of the Bondholders' collective $4,800,000 principal amount of Senior Bonds during the period from December 23, 1996 through June 30, 1997 (assuming a conversion price of $2.00 per share during the period of December 23, 1996 to June 30, 1997) and the simultaneous exercise in whole of the Bondholders' warrants to purchase shares of Common Stock which warrants are immediately exercisable in whole or in part prior to June 30, 2001 (the "Warrants"). See "Certain Transactions--Bond Sales." During the periods of July 1, 1997 through June 30, 1998 and July 1, 1998 through June 30, 1999, the number of shares beneficially owned by Value Partners would be 1,800,000 and 1,560,000, respectively, by Anasazi Partners, Ltd. would be 600,000 and 520,000, respectively, and by New Generation, Ltd. would be 300,000 and 260,000, respectively, assuming in each case the exercise in whole of the Warrants, based on the conversion price then in effect, which conversion will be $2.50 per share from July 1, 1997 to June 30, 1998, and $3.125 per share from July 1, 1998 to June 30, 1999.

(4) Includes 1,000 shares and 1,000 shares of Common Stock subject to non-qualified options granted to Andrew Tottenham under the 1993 Plan on October 2, 1996 and on December 31, 1996, all of which fully vested on the dates of grant. Also includes 187,500 shares subject to immediately exercisable warrants which were granted to Mr. Tottenham on January 1, 1997. Also includes 125,000 shares of Common Stock owned by Robin Tottenham, wife of Andrew Tottenham, and 62,500 shares subject to immediately exercisable warrants which were granted to Mrs. Tottenham on January 1, 1997.

(5) Does not include 623,000 shares (187,500 of which are immediately exercisable warrants and 2,000 of which are immediately exercisable options) held by Andrew Tottenham, a son-in-law of Mr. Kohlenberg, as to which beneficial ownership is disclaimed. Includes 1,000 shares, and 25,000 shares, subject to non-qualified options granted to Mr. Kohlenberg under the 1993 Plan on May 22, 1995, on March 7, 1996, and 75,000 shares each of Common Stock subject to qualified options granted to Mr. Kohlenberg on December 31, 1996, all of which fully vested on the dates of grant.

(6) Includes 20,000 shares and 50,000 shares of Common Stock subject to qualified options granted to Mr. Valenzano under the 1993 Plan on May 22, 1995 and on December 31, 1996, all of which fully vested on the dates of grant.

(7) Includes 1,000 shares and 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Taft under the 1993 Plan on October 2, 1996 and on December 31, 1996, all of which fully vested on the dates of grant.

(8) Includes 1,000 shares and 1,000 shares of Common Stock subject to non-qualified options granted to Andrew Tottenham under the 1993 Plan on October 2, 1996 and on December 31, 1996, all of which fully vested on the dates of grant. Also includes 187,500 shares subject to immediately exercisable warrants which were granted to Mr. Tottenham on January 1, 1997. Does not include 125,000 shares of Common Stock owned by Robin Tottenham, wife of Andrew Tottenham, and 62,500 shares subject to immediately exercisable warrants which were granted to Mrs. Tottenham on January 1, 1997.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

    The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ending December 31, 1996, 1995 and 1994 by the Chief Executive Officer of the Company (the "Named Officer") during those periods. No other executive officer had a total annual salary and bonus of $100,000 for the year ended December 31, 1996.

                              SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                   ----------------------
                                                                 OTHER ANNUAL                   ALL OTHER
   NAME AND                       YEAR    SALARY        BONUS    COMPENSATION  STOCK OPTIONS    COMPENSATION
PRINCIPAL POSITION                ----    ------        -----    ------------  -------------    ------------
-------------------                                      (1)                       (3)
Stanley Kohlenberg                1996     $125,000   $37,500            0        100,000        $     0
Former Chief Executive Officer
and President

R. Kenneth Merkey                 1996     $ 27,308         0      $37,500(2)           0          3,816(5)
Former Chief Executive Officer,   1995      150,000        --          --          25,000(4)       7,632(5)
President and Director            1994       37,500        --       27,000(6)           0              0

Dominick J. Valenzano             1996     $ 90,000   $18,000            0         50,000          6,360(5)
Chief Financial Officer           1995       90,000         0            0         20,000          4,240(5)
                                  1994       22,500         0      $27,000(6)           0              0


(1) Bonus amounts shown were earned and paid with respect to each year indicated.

(2) Mr. Merkey resigned from the Company on March 6, 1996. The amount shown represents payment pursuant to a severance agreement and general release dated March 6, 1996.

(3) Amounts shown represent the number of non-qualified stock options granted each year.

(4) Mr. Merkey's option fully vested on the date of grant (May 22, 1995), and expired on June 6, 1996.

(5) The amounts shown represent the cost of leased automobiles provided to Messrs. Merkey and Valenzano by the Company for each year indicated.

(6) The amounts shown represent consulting fees paid to each of Messrs. Merkey and Valenzano for the nine month period ended September 30, 1994 at the rate of $3,000 per month.

OPTION GRANTS AND EXERCISES

    The table that follows summarizes option grants during fiscal 1996 to the executive officers named in the Summary Compensation Table above and the potential realizable value of the options held by such persons at December 31, 1996.

OPTIONS GRANTED IN FISCAL YEAR ENDED DECEMBER 31, 1996

                                                               INDIVIDUAL GRANTS
                                   ----------------------------------------------------------------------------
                                                         % of Total Options
                                   Shares of Common      Granted to
                                   Stock Underlying      Employees           Exercise of Base
                                   Options Granted       in Fiscal Year      Price ($/Sh)       Expiration Date
                                   ----------------      ------------------  -----------------  ---------------

Stanley Kohlenberg (1)                 25,000 (2)           15%               $1 7/16            3/6/2001
                                       75,000 (2)           44%               $1                12/30/2001

Dominick J. Valenzano                  50,000 (2)           29%               $1                12/30/2001


(1) On December 31, 1996 Mr. Kohlenberg resigned from the positions of President and Chief Executive Officer of the Company.

(2) All of these options fully vested on the date of grant (December 31, 1996) and expire five years after the date of grant.

    No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1996. The following table summarizes the option values held by the executive officers named in the Summary Compensation Table as of December 31, 1996.

                      AGGREGATED OPTION EXERCISES IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUE TABLE

                                                                                   VALUE OF UNEXERCISED IN-THE-
                                                NUMBER OF UNEXERCISED                   MONEY OPTIONS AT
                                             OPTIONS AT DECEMBER 31, 1996              DECEMBER 31, 1996
                                             -----------------------------             -----------------
Name                    Shares Acquired
----                      on Exercise     Value Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
                          ------------    --------------   -----------  -------------  -----------  -------------

Stanley Kohlenberg            0               $ 0           100,000           0           $100,000        $ 0

Dominick J. Valenzano         0               $ 0            50,000           0           $ 50,000        $ 0


CHANGE IN CONTROL ARRANGEMENT

    The 1993 Plan provides that, in the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1993 Plan and to the exercise price of outstanding options. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, participants who have held options for at least one year shall have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise any such options in whole or in part.

EMPLOYMENT AGREEMENTS

    DOMINICK J. VALENZANO. Effective as of September 27, 1994, the Company entered into a three-year employment agreement with Mr. Valenzano pursuant to which he will serve as the Company's Treasurer and Chief Financial Officer at an annual salary of $90,000. Pursuant to the terms of the agreement, he is entitled to receive reimbursement for his ordinary and necessary business expenses, and disability, medical and hospitalization insurance. The Company is entitled to terminate the services of Mr. Valenzano, including the salary obligation of the Company, on thirty (30) days' written notice in the event of (i) disability (assuming there is disability insurance sufficient to pay Mr. Valenzano his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement. If Mr. Valenzano dies during the term of the employment agreement, his estate is entitled to three months' salary at his base salary rate on the date of death. If Mr. Valenzano is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

    ANDREW TOTTENHAM. Effective as of January 1, 1997, the Company entered into a five-year employment agreement with Mr. Tottenham pursuant to which he will serve as the Company's President and Chief Executive Officer at an annual salary of $150,000. Mr. Tottenham will be eligible for participation in the Company's 1993 Incentive Stock Option Plan, the Executive Compensation Plan, and any present or future employee benefit plans. He will also be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Tottenham will be based in London, England. The Company is entitled to terminate Mr. Tottenham's employment, and its salary obligation to him, upon 30 days written notice in the event of (i) disability (assuming there is disability insurance sufficient to pay Mr. Tottenham his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement. If Mr. Tottenham dies during the term of the employment agreement, his estate is entitled to three months' salary at his base salary rate on the date of death. If Mr. Tottenham is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

CONSULTING AGREEMENTS

    STANLEY KOHLENBERG. Effective as of January 1, 1997, the Company entered into a twenty-seven (27) month Consulting Agreement with Mr. Kohlenberg, pursuant to which he will advise the Company on financing its worldwide gaming operations and identify and evaluate various business opportunities. Mr. Kohlenberg's compensation shall be $5,000 per month and he shall be required to work no more than eight (8) days in a calendar month. Mr. Kohlenberg is also reimbursed for travel, entertainment and out-of-pocket expenses incurred in performing consulting services. The agreement also provides for an extension of all options to purchase Common Stock currently held by Mr. Kohlenberg, as well as certain medical and transportation benefits.

                             CERTAIN RELATED TRANSACTIONS

    OUTSTANDING DEBT. In connection with the Company's purchase of a truck stop with gaming facilities located in Lafayette, Louisiana known as the Gold Coin, which purchase occurred in December 1994 after completion of the Company's initial public offering, the Company acquired the rights of Chrysolith, L.L.C., a Louisiana licensed video gaming machine operator ("Chrysolith"), in the profits of the Gold Coin and Chrysolith's subleasehold interest in the Gold Coin (the "Chrysolith Interest"). The purchase price for the Chrysolith Interest was $4,500,000, $2,250,000 of which was paid in cash. The remainder totaling $2,250,000 was paid in the form of two promissory notes (collectively, the "Chrysolith Note"). In addition, the Company had an outstanding obligation to Chrysolith of $177,000 which was unsecured. The Chrysolith Note was paid in full on July 2, 1996.

    CHRYSOLITH OPERATING AGREEMENT. The Company is a member under, and party to, the Amended and Restated Regulations and Operating Agreement of Chrysolith, L.L.C., a Louisiana limited liability company, dated as of December 22, 1994 (the "Chrysolith Operating Agreement"). Lee J. Young, a former director of the Company, is the original manager of Chrysolith and holds a 33% interest in original member property. The Chrysolith Operating Agreement sets forth the rights and obligations of the original members, all of whom are individuals (the "Original Members"), and the Company, which became a member later. Under this agreement, Chrysolith operates, services and maintains the VLTs at

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the Gold Coin, and the Company provides management, financial and consulting services. The Company receives the net operating revenues of the Gold Coin after payment of all gaming taxes payable to the State of Louisiana and payout of winnings, and pays a management fee to Chrysolith in an amount equal to its direct operating costs at the Gold Coin. The Company currently owns a 49% interest in all of Chrysolith's operations other than those attributable to the Original Member property described above.

    BOND SALES. In 1996 the Company conducted a private placement pursuant to that certain Confidential Private Placement Memorandum dated June 30, 1996 (the "Memorandum") with respect to a minimum offering of seven Units and gross proceeds of $3,500,000 and a maximum offering of 12 Units and gross proceeds of $6,000,000 (the "Offering"), with each Unit (collectively, the "Units") consisting of (i) one $500,000 principal amount of 12% Secured Convertible Senior Bonds due June 30, 1999 (the "Bonds"), and (ii) a Warrant to purchase 100,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") at an exercise price of $1.00 per share (the "Warrants"). As of August 1, 1996, the Company had closed on the private placement of 9.6 Units, raising gross proceeds of $4,800,000, which were sold to an aggregate of six purchasers. The proceeds of such placement were used to (i) make, on June 21, 1996, a regular quarterly payment of principal and interest in the amount of $292,000 on a promissory note in the original principal amount of $3,000,000 payable to Prime Properties, Inc., (ii) retire the Company's outstanding obligations to Chrysolith, L.L.C. of approximately $2,100,000,
(iii) retire outstanding obligations of approximately $220,000 under the Company's 1996 Bridge Financing, (iv) repay approximately $435,000 on a promissory note owed to mortgage holders on the Company's Woodlands property located in DeRidder, Louisiana, and (v) meet the Company's general working capital requirements. As of December 1, 1996, C.P. Baker & Company, Ltd., the placement agent for the Offering, advised the Company that it had terminated the Offering, and the Company agreed to such termination; thus, the total gross proceeds raised by the Offering were $4,800,000. At the request of holders of at least 25% in principal amount of the Bonds, the Company (with Trans World Gaming of Louisiana, Inc., its wholly owned subsidiary) entered into an Indenture dated as of November 1, 1996 (the "Indenture") with U.S. Trust Company of Texas, N.A., as Trustee, for the equal and proportionate benefit of the Bondholders purchasing the Units. In accordance with Section 13.13 of the Indenture, the Company's Board of Directors determined to adjust the conversion price of the Bonds from $5.00 per share to the following amounts:

         December 23, 1996 to June 30, 1997           $2.00
         July 1, 1997 to June 30, 1998                $2.50
         July 1, 1998 to June 30, 1999                $3.125

    MANAGEMENT AGREEMENTS. In April 1994, the Company acquired for $49,000 a 49% ownership interest in Monarch, a Louisiana-licensed video gaming device operator founded in December 1993 ("Monarch"). Prior to June 1, 1994, Monarch had very limited operations. From June 1, 1994 to October 18, 1994, Monarch operated Woodlands, initially pursuant to an agreement with its previous owners. Since the acquisition of Woodlands by Trans World Gaming of Louisiana, Inc. In October 1994, the Company removed Monarch from the operations of the Gold Coin and Woodlands and continued to pay a monthly management fee as described below to Monarch under the terms of the management agreement dated September 21, 1994. In June 1995, Monarch offered to terminate and settle the early termination of management agreements between the Company and Monarch.
The Company learned that as of July 1, 1995, Monarch's operator's license under Louisiana law had lapsed and was no longer in force, and the Company terminated the agreement effective March 14, 1996. Pursuant to the management agreements between Monarch and the Company, such a failure to renew or other termination of the establishment license resulted in a breach of the agreements. No further discussions have taken place between Monarch and the Company.

    TOTTENHAM ACQUISITION. Pursuant to a Stock Purchase Agreement dated as of January 1, 1997 between the Company and Andrew and Robin Tottenham, the shareholders of Art Marketing, Ltd. d/b/a Tottenham & Co., a United Kingdom corporation (the "Target"), the Company acquired 100% of the

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

outstanding shares of capital stock of the Target. In exchange for such Target shares, the Company paid to the shareholders the following consideration: (i) an aggregate of 500,000 shares of the Company's Common Stock, par value $.001 per share, all of which shares will be "restricted" with respect to resale, (ii) warrants to purchase, in the aggregate, 250,000 additional shares of the Company's Common Stock, which warrants will be exercisable for five years at a price of $.5938 per share, and which will have seven-year piggyback registration rights, and (iii) two unsecured promissory notes in the aggregate principal amount of $200,000 due January 1, 2002, plus interest, which notes, beginning January 1, 1998, will be convertible into Common Stock of the Company at a price of $1.00 per share. The business of the Target is to provide international gaming consulting services. As a result of the transaction, Andrew Tottenham became beneficial owner of approximately 19% of the Company's Common Stock and consequently filed a Schedule 13D with the Securities and Exchange Commission (the "SEC"). In this transaction, Robin Tottenham became beneficial owner of approximately 6% of the Company's Common Stock.

               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company during, or with respect to, the period ended December 31, 1996, and based on representations by such persons, all of the Company's executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements.

                          SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Pannell Kerr and Forster, P.C. ("Pannell") independent certified public accountants as auditors of the Company for the fiscal year ending December 31, 1997. Representatives of Pannell, the independent certified public accountants who served as the auditors of the Company for the fiscal year ended December 31, 1996, are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.

                        PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company on or before December 15, 1997.

                                    OTHER BUSINESS

    The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

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                                    ANNUAL REPORT


    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF APRIL 17, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: TRANS WORLD GAMING CORP., ONE PENN PLAZA, NEW YORK, NEW YORK 10119-0002; ATTN: SHAREHOLDER INFORMATION.


                             BY ORDER OF THE BOARD OF DIRECTORS




                             ---------------------------------
                             Andrew Tottenham
                             CHIEF EXECUTIVE OFFICER AND PRESIDENT



April 21, 1997
New York, New York


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